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Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

Univision Communications Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4398884 (I.R.S. employer identification no.)
1999 Avenue of the Stars, Suite 3050 Los Angeles, California (Address of principal executive offices)	90067 (Zip code)
Fonohits Music Publishing, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Fonomusic, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Fonovisa, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	95-4049485 (I.R.S. employer identification no.)
Galavision, Inc (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4596951 (I.R.S. employer identification no.)
HPN Numbers, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KAKW License Partnership, L.P (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KDTV License Partnership, G.P (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KFTV License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KMEX License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KTVW License Partnership, G.P (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KUVI License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KUVN License Partnership, L.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KUVS License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KWEX License Partnership, L.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
KXLN License Partnership, L.P. (Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
PTI Holdings, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4398881 (I.R.S. employer identification no.)
Station Works LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	33-0975456 (I.R.S. employer identification no.)
Sunshine Acquisition Corp (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	95-4365851 (I.R.S. employer identification no.)
Telefutura Bakersfield LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura Boston LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510886 (I.R.S. employer identification no.)
Telefutura Chicago LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510862 (I.R.S. employer identification no.)
Telefutura D.C. LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura Dallas LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510883 (I.R.S. employer identification no.)
Telefutura Fresno LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura Houston LLC (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0510887 (I.R.S. employer identification no.)
Telefutura Los Angeles LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510878 (I.R.S. employer identification no.)
Telefutura Miami LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510876 (I.R.S. employer identification no.)
Telefutura Network (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	48-1284839 (I.R.S. employer identification no.)
Telefutura of San Francisco, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura Orlando, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	52-1908346 (I.R.S. employer identification no.)
Telefutura Partnership of Douglas (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011777 (I.R.S. employer identification no.)
Telefutura Partnership of Flagstaff (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011783 (I.R.S. employer identification no.)
Telefutura Partnership of Floresville (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011762 (I.R.S. employer identification no.)
Telefutura Partnership of Phoenix (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011775 (I.R.S. employer identification no.)
Telefutura Partnership of San Antonio (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0011767 (I.R.S. employer identification no.)
Telefutura Partnership of Tuscon (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011771 (I.R.S. employer identification no.)
Telefutura Sacramento LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura San Francisco LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Telefutura Southwest LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	80-0011790 (I.R.S. employer identification no.)
Telefutura Tampa LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510875 (I.R.S. employer identification no.)
Telefutura Television Group, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4862792 (I.R.S. employer identification no.)
The Univision Network Limited Partnership (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4399333 (I.R.S. employer identification no.)
Univision Atlanta LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510865 (I.R.S. employer identification no.)
Univision Cleveland LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510879 (I.R.S. employer identification no.)
Univision Investments, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-0575698 (I.R.S. employer identification no.)
Univision Management Co. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	56-2301136 (I.R.S. employer identification no.)
Univision Music LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4854662 (I.R.S. employer identification no.)
Univision Music, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	95-4853455 (I.R.S. employer identification no.)
Univision New York LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510885 (I.R.S. employer identification no.)
Univision of Atlanta, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-1160224 (I.R.S. employer identification no.)
Univision of New Jersey, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-1160227 (I.R.S. employer identification no.)
Univision of Puerto Rico, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	68-0495257 (I.R.S. employer identification no.)
Univision Online, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-4078167 (I.R.S. employer identification no.)
Univision Philadelphia LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	65-0510879 (I.R.S. employer identification no.)
Univision Television Group, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4398877 (I.R.S. employer identification no.)
Univision Texas Stations LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-0896343 (I.R.S. employer identification no.)
Univision-EV Holdings, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	94-3355929 (I.R.S. employer identification no.)
UVN Texas L.P. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-0896341 (I.R.S. employer identification no.)
WGBO License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
WLTV License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
WXTV License Partnership, G.P. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
Univision Radio (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	99-0113417 (I.R.S. employer identification no.)
HBC Broadcasting Puerto Rico, L.P. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	86-1073958 (I.R.S. employer identification no.)
HBC Broadcasting Texas, L.P. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	88-0352267 (I.R.S. employer identification no.)
HBC Florida, LLC (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4455121 (I.R.S. employer identification no.)
HBC Fresno, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2959901 (I.R.S. employer identification no.)
HBC GP, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2905908 (I.R.S. employer identification no.)
HBC Houston License Corporation (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2765171 (I.R.S. employer identification no.)
HBC Illinois, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	51-0361971 (I.R.S. employer identification no.)
HBC Investments, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0349749 (I.R.S. employer identification no.)
HBC-Las Vegas, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331136 (I.R.S. employer identification no.)
HBC License Corporation (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2765164 (I.R.S. employer identification no.)
HBC Los Angeles, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	99-0248293 (I.R.S. employer identification no.)
HBC Management Company, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2876219 (I.R.S. employer identification no.)
HBC New Mexico, Inc. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-0571893 (I.R.S. employer identification no.)
HBC New York, Inc (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0349752 (I.R.S. employer identification no.)
HBC Phoenix, Inc (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2791278 (I.R.S. employer identification no.)
HBC Puerto Rico, Inc (Exact name of obligor as specified in its charter)
Puerto Rico (State or other jurisdiction of incorporation or organization)	66-0628373 (I.R.S. employer identification no.)
HBC Sacramento, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	48-1304880 (I.R.S. employer identification no.)
HBC Sales Integration, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2788318 (I.R.S. employer identification no.)
HBC San Diego, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2765167 (I.R.S. employer identification no.)
HBC Tower Company, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2889793 (I.R.S. employer identification no.)
HBCi, LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331125 (I.R.S. employer identification no.)
KCYT-FM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331134 (I.R.S. employer identification no.)
KECS-FM License Corp. (Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	88-0331135 (I.R.S. employer identification no.)
KESS-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331131 (I.R.S. employer identification no.)
KESS-TV License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0336925 (I.R.S. employer identification no.)
KHCK-FM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0336926 (I.R.S. employer identification no.)
KICI-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331129 (I.R.S. employer identification no.)
KICI-FM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0336923 (I.R.S. employer identification no.)
KLSQ-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0336924 (I.R.S. employer identification no.)
KLVE-FM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331123 (I.R.S. employer identification no.)
KMRT-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331130 (I.R.S. employer identification no.)
KTNQ-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331127 (I.R.S. employer identification no.)
License Corp. No. 1 (Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	75-2710436 (I.R.S. employer identification no.)
License Corp. No. 2 (Exact name of obligor as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	75-2710438 (I.R.S. employer identification no.)
Mi Casa Publications, Inc. (Exact name of obligor as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	99-4387298 (I.R.S. employer identification no.)
Momentum Research, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2798790 (I.R.S. employer identification no.)
Spanish Coast-to-Coast Ltd. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	74-2430439 (I.R.S. employer identification no.)
T C Television, Inc. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-2604470 (I.R.S. employer identification no.)
Tichenor License Corp. (Exact name of obligor as specified in its charter)
Texas (State or other jurisdiction of incorporation or organization)	75-2465988 (I.R.S. employer identification no.)
TMS Assets California, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2660184 (I.R.S. employer identification no.)
TMS License California, Inc. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	75-2660186 (I.R.S. employer identification no.)
WADO-AM License Corp.. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331133 (I.R.S. employer identification no.)
WADO Radio, Inc. (Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-2317350 (I.R.S. employer identification no.)
WLXX-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0335078 (I.R.S. employer identification no.)
WPAT-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0349754 (I.R.S. employer identification no.)
WQBA-AM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331132 (I.R.S. employer identification no.)
WQBA-FM License Corp. (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	88-0331124 (I.R.S. employer identification no.)
Univision of Raleigh, Inc. (Exact name of obligor as specified in its charter)
North Carolina (State or other jurisdiction of incorporation or organization)	56-1728013 (I.R.S. employer identification no.)
Telefutura Albuquerque LLC (Exact name of obligor as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. employer identification no.)
WUVC License Partnership, G.P. (Exact name of obligor as specified in its charter)
North Carolina (State or other jurisdiction of incorporation or organization)	56-2219821 (I.R.S. employer identification no.)
c/o Univision Communications Inc. 1999 Avenue of the Stars, Suite 3050 Los Angeles, California (Address of principal executive offices)	90067 (Zip code)

Debt Securities
(Title of the indenture securities)

1.     General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.
Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.     Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.   List of Exhibits.

        Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6.
  The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of September, 2003.

THE BANK OF NEW YORK
By:	/s/ ROBERT A. MASSIMILLO Name: ROBERT A. MASSIMILLO Title: VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of
 THE BANK OF NEW YORK
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,257,371
Interest-bearing balances	6,048,782
Securities:
Held-to-maturity securities	373,479
Available-for-sale securities	18,918,169
Federal funds sold in domestic offices	6,689,000
Securities purchased under agreements to resell	5,293,789
Loans and lease financing receivables:
Loans and leases held for sale	616,186
Loans and leases, net of unearned income	38,342,282
LESS: Allowance for loan and lease losses	819,982
Loans and leases, net of unearned income and allowance	37,522,300
Trading Assets	5,741,193
Premises and fixed assets (including capitalized leases)	958,273
Other real estate owned	441
Investments in unconsolidated subsidiaries and associated companies	257,626
Customers' liability to this bank on acceptances outstanding	159,995
Intangible assets
Goodwill	2,554,921
Other intangible assets	805,938
Other assets	6,285,971

Total assets	$96,483,434

LIABILITIES
Deposits:
In domestic offices	$37,264,787
Noninterest-bearing	15,357,289
Interest-bearing	21,907,498
In foreign offices, Edge and Agreement subsidiaries, and IBFs	28,018,241
Noninterest-bearing	1,026,601
Interest-bearing	26,991,640
Federal funds purchased in domestic offices	739,736
Securities sold under agreements to repurchase	465,594
Trading liabilities	2,456,565
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	8,994,708
Bank's liability on acceptances executed and outstanding	163,277
Subordinated notes and debentures	2,400,000
Other liabilities	7,446,726

Total liabilities	$87,949,634

Minority interest in consolidated subsidiaries	519,472
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,056,273
Retained earnings	4,694,161
Accumulated other comprehensive income	128,610
Other equity capital components	0
Total equity capital	8,014,328

Total liabilities minority interest and equity capital	$96,483,434

2

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi	)
Gerald L. Hassell	)	Directors
Alan R. Griffith	)

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